Exhibit 99.1

March 2, 2012

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3116

kburden@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Call-in Number Correction for Overstock.com FY and Q4 2011 Earnings Conference Call Replay

SALT LAKE CITY — Overstock.com, Inc. (NASDAQ: OSTK) held a conference call and webcast this morning to discuss its fiscal year and fourth quarter 2011 results. Telephone numbers for the audio replay, to commence at 12:30 p.m. EST, were incorrectly reported in the press release issued this morning. The correct telephone numbers to listen to the call replay are (800) 585-8367, or (404) 537-3406, if calling from outside the U.S. or Canada. The conference ID is 54760607.

About Overstock.com Overstock.com is Your Savings Engine offering brand-name products. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel. Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com and http://www.o.co. Overstock.com regularly posts information about the company and other related matters on its website under the heading “Investor Relations.” Overstock.com® is a registered trademark of Overstock.com, Inc., O.co™ and Your Savings Engine™ are trademarks of Overstock.com, Inc. All other trademarks are the property of their respective owners.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. Our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC on March 2, 2012, and our other subsequent filings with the SEC, identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.